Exhibit 3.343

ARTICLES OF INCORPORATION

OF

EMBASSY SUITES CLUB NO. TWO, INC.

I, the undersigned natural person of the age of eighteen years or more, a citizen of the State of Texas, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

The name of the corporation is EMBASSY SUITES CLUB NO. TWO, INC.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purposes for which the corporation is organized are:

(a)	transaction of any lawful act or activity for which corporations may be organized under the Texas Business Corporation Act.

(b)	to engage in the service and sale at retail of alcoholic and other beverages; and

(c)	to buy, sell and deal in services, personal property and real property, subject to Part Four of the Texas Miscellaneous Corporation Laws Act, and

(d)	to carry out such purposes in other states, territories, districts or possessions of the Unites States, or in foreign countries, to the extent that such purposes are not forbidden by the laws of such state, territory, district or foreign country.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is One Million (1,000,000) shares of common stock of the par value of $0.10 each. The shares shall be designated as common stock and shall have identical voting rights, privileges and powers, except that cumulative voting, as permitted by the Texas Business Corporation Act, is hereby expressly prohibited in all elections of every kind and character and in all voting upon any issues where the same, under any circumstances and in the absence of this prohibition, might otherwise be permissible. Any action to be taken by the shareholders of this corporation shall never require more than the vote of the holders of a majority of the shares entitled to vote thereon.

ARTICLE FIVE

The corporation shall not commence business until it has received for the issuance of its shares consideration of the value of ONE THOUSAND DOLLARS ($1,000.00), consisting of money, labor done, or property actually received, which sum is not less than ONE THOUSAND DOLLARS ($1,000.00).

ARTICLE SIX

The corporation shall indemnify any director, officer or employee or former director, officer or employee of the corporation or any person who may have served at its request as a director, officer or employee of another corporation in which it owns shares of stock, or of which it is a creditor, against expenses actually and necessarily incurred by him and any action, suit or proceeding whether civil or criminal in nature, in which he is made a party by reason of being or having been such a director, officer or employee (whether or not a director, officer or employee at the time such costs or expenses were incurred by or imposed upon him), except in relation to the matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct. The corporation may also reimburse to any director, officer or employee the reasonable costs of settlement of any such action, suit or proceeding, it if shall be found by a majority of the committee of the directors not involved in the matter in controversy, whether or not a quorum, that it was to the interest of the corporation that such settlement be made and that such director, officer or employee was not guilty of gross negligence or willful misconduct. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled by law or under any bylaw, agreement, vote of shareholders, or otherwise.

ARTICLE EIGHT

No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures, or other securities convertible into stocks, but said additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

ARTICLE TEN

The post office address of its initial registered office is 5710 LBJ Freeway, Suite 180, Dallas, TX 75240, and the name of its initial registered agent at such address is Waylon E. McMullen.

ARTICLE ELEVEN

The number of directors of the corporation shall be fixed from time to time by resolution of the board of directors of the corporation. The number of directors constituting the initial board of directors is one (1) and the names and address of the person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified is the following:

NAME	ADDRESS

Waylon E. McMullen	5710 LBJ Freeway, Suite 180 Dallas, TX 75240

ARTICLE TWELVE

The initial bylaws shall be adopted by the board of directors. The power to alter, amend or appeal the bylaws or adopt new bylaws is vested in the board of directors, subject to repeal or change by action of the shareholders.

ARTICLE THIRTEEN

The name and address of the incorporator is:

NAME	ADDRESS

Waylon E. McMullen	5710 LBJ Freeway, Suite 180 Dallas, TX 75240

IN WITNESS WHEREOF, I have executed these Articles of Incorporation on this 13th day of March, 1984.

/s/ Waylon E. McMullen
Waylon E. McMullen

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

I, Lynette Reid, a Notary Public, do hereby certify that on this 13th day of March, 1984, personally appeared before me WAYLON E. McMULLEN, being duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

/s/ Lynette Reid
Notary Public in and for The State of Texas

My Commission Expires:

LYNETTE REID

MY COMMISSION EXPIRES

FEBRUARY 28, 1985

STATEMENT OF CHANGE OF REGISTERED

OFFICE OR REGISTERED AGENT OR BOTH

BY A TEXAS DOMESTIC CORPORATION

1. The name of the corporation is Embassy Suites Club No. Two, Inc..

2. The address, including street and number, of its present registered office as shown in the records of the Secretary of State of the State of Texas before filing this statement is 5710 LBJ Freeway, Ste: 180 Dallas, TX 75240.

3. The address, including street and number, to which its registered office is to be changed is 250 Lincoln Centre Three/LB12 5430 LBJ Freeway, Dallas, TX 75240-2601.

(Give new address or state “no change”)

4. The name of its present registered agent, as shown in the records of the Secretary of State of the State of Texas, before filing this statement is Waylon E. McMullen.

5. The name of its new registered agent is No change.

(Give new name or state “no change”)

6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

7. Such change was authorized by: (Check One)

	A.	The Board of Directors

X	B.	An officer of the corporation so authorized by the Board of Directors.

/s/ Waylon E. McMullen
An Authorized Officer

STATEMENT OF CHANGE OF REGISTERED OFFICE

OR REGISTERED AGENT OR BOTH

BY A TEXAS DOMESTIC CORPORATION

1.	The name of the corporation is EMBASSY SUITES CLUB NO. TWO, INC.

2.	The address, including street and number, of its present registered office as shown in the records of the Secretary of State of the State of Texas before filing this statement is 5430 LBJ Freeway, Suite 250, Dallas, TX 75240-2601.

3.	The address, including street and number, to which its registered office is to be changed is 3400 Carlisle, Suite 250, Dallas, TX 75204-1223.

4.	The name of its present registered agent, as shown in the records of the Secretary of State of the State of Texas, before filing this statement is WAYLON E. MCMULLEN.

5.	The name of its new registered agent is REBECCA J. MANUEL.

6.	The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

7.	Such change was authorized by:

	A.	The Board of Directors

X	B.	An officer of the corporation so authorized by the Board of Directors.

/s/ Rebecca J. Manuel

An Authorized Officer

STATEMENT OF CHANGE OF REGISTERED OFFICE

AND REGISTERED AGENT OF

EMBASSY SUITES CLUB NO. TWO, INC.

TO THE SECRETARY OF STATE OF THE STATE OF TEXAS:

Pursuant to the provisions of Article 2.10 of the Texas Business Corporation Act, EMBASSY SUITES CLUB NO. TWO, INC., a Texas Corporation (the “Corporation”) submits the following statement for the purpose of changing its registered office and its registered agent, in the State of Texas:

1. The name of the corporation is EMBASSY SUITES CLUB NO. TWO, INC.

2. The post-office address, including street and number, of its present registered office, as shown in the records of the Secretary of the State of Texas prior to filing this statement, is 3400 Carlisle, Suite 250, Dallas, Texas 75204.

3. The post-office address, including street and number, to which its registered office is to be changed is 1820 Lincoln Plaza, 500 North Akard Street, Dallas, Texas 75201.

4. The name of its present registered agent, as shown in the records of the Secretary of State of Texas, prior to filing this statement is Rebecca J. Manuel.

5. The name of its new registered agent is Rebecca J. Manuel.

6. The post-office address of its registered office and the post-office address of the business office of its registered agent, as changed, will be identical.

7. Such change was authorized by an officer of the Corporation so authorized by the Board of Directors of the Corporation.

/s/ Rebecca J. Manuel
Rebecca J. Manuel, Secretary

STATEMENT OF CHANGE OF REGISTERED OFFICE

OR REGISTERED AGENT OF

EMBASSY SUITES CLUB NO. TWO, INC.

1.	The name of the Corporation is EMBASSY SUITES CLUB NO. TWO, INC.

2.	The Corporation’s charter number is 00695769-00.

3.	The address of the current registered office as shown in the records of the Texas Secretary of State is: 1820 Lincoln Plaza, 500 North Akard Street, Dallas, Texas 75201.

4.	The address of the new registered office is: 8080 North Central Expressway, Suite 400, Dallas, Texas 75206.

5.	The name of the current registered agent as shown in the records of the Texas Secretary of State is: Rebecca J. Manuel.

6.	The registered agent will not change.

7.	Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

8.	The changes shown above were authorized by an officer of the corporation so authorized by the board of directors.

/s/ Rebecca J. Manuel
Rebecca J. Manuel, Secretary-Treasurer of EMBASSY SUITES CLUB NO. TWO, INC.

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697

CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1.	The name of the entity is EMBASSY SUITES CLUB NO. TWO, INC. and the file number issued to the entity by the secretary of state is 69576900

2.	The entity is: (Check one.)

☒	a business corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

☐	a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

☐	a limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

☐	a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

☐	an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3.	The registered office address as PRESENTLY shown in the records of the Texas secretary of State is 8080 North Central Expwy, Suite 400, Dallas, Texas 75206

4.	☒ A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

800 Brazos, Austin, TX 78701

OR	☐ B. The registered office address will not change.

5.	The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is Rebecca J. Manuel

6.	☒ A. The name of the NEW registered agent is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

OR	☐ B. The registered agent will not change.

7.	Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

By:	/s/ K. Allen Anderson
	(A person authorized to sign on behalf of the entity)	K. Allen Anderson Secretary & Treasurer

INSTRUCTIONS

1.	It is recommended that you call (512) 463-5555 to verify the information in items 3 and 5 as it currently appears on the records of the secretary of state before submitting the statement for filing. You also may e-mail an inquiry to corpinfo@sos.state.tx.us. As information on out-of-state financial institutions is maintained on a separate database, a financial institution must call (512) 463-5701 to verify registered agent and registered office information. If the information on the form is inconsistent with the records of this office, the statement will be returned.

2.	You are required by law to provide a street address in item 4 unless the registered office is located in a city with a population of 5,000 or less. The purpose of this requirement is to provide the public with notice of a physical location at which process may be served on the registered agent. A statement submitted with a post office box address or a lock box address will not be filed.

3.	An authorized officer of the corporation or financial institution must sign the statement. In the case of a limited liability company, an authorized member or manager of a limited liability company must sign the statement. A general partner must sign the statement on behalf of a limited partnership. A person commits an offense under the Texas Business Corporation Act, the Texas Non-Profit Corporation Act or the Texas Limited Liability Company Act if the person signs a document the person knows is false in any material respect with the intent that the document be delivered to the secretary of state for filing. The offense is a Class A misdemeanor.

4.	Please attach the appropriate fee:

Business Corporation	$15.00
Financial Institution, other than Credit Unions	$15.00
Financial Institution that is a Credit Union	$5.00
Non-Profit Corporation	$5.00
Limited Liability Company	$10.00
Limited Partnership	$50.00

Personal checks and MasterCard®, Visa®, and Discover® are accepted in payment of the filing fee. Checks or money orders must be payable through a U.S. bank or other financial institution and made payable to the secretary of state. Fees paid by credit card are subject to a statutorily authorized processing cost of 2.1% of the total fees.

5.	Two copies of the form along with the filing fee should be mailed to the address shown in the heading of this form. The delivery address is: Secretary of State, Statutory Filings Division, Corporations Section, James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701. We will place one document on record and return a file stamped copy, if a duplicate copy is provided for such purpose. The telephone number is (512) 463-5555, TDD: (800) 735-2989, FAX: (512) 463-5709.

Form No. 401

Revised 9/99

[Seal] Office of the Secretary of State	Filed in the Office of the
Corporations Section	Secretary of State of Texas
P.O. Box 13697	Filing #: 69576900 07/31/2003
Austin, Texas 78711-3697	Document #: 39208220929
(Form 408)	Image Generated Electronically for Web Filing

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1.	The name of the entity represented is

EMBASSY SUITES CLUB NO. TWO. INC.

The entity’s filing number is 69576900

2.	The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

800 Brazos, Austin, Texas 78701

3.	The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

701 Brazos Street, Suite 1050, Austin, Texas 78701

4.	Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: 07/31/03

Corporation Service Company
d/b/a CSC-Layers Incorporating Service Company

Name of Registered Agent

John H. Pelletier, Asst. VP

Signature of Registered Agent

FILING OFFICE COPY

[Seal] Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697 (Form 408)	Filed in the Office of the Secretary of State of Texas Filing #: 69576900 10/30/2009 Document #: 281713096424 Image Generated Electronically

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1.	The name of the entity represented is

EMBASSY SUITES CLUB NO. TWO. INC.

The entity’s filing number is 69576900

2.	The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

701 Brazos, Suite 1050, Austin, TX 78701

3.	The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

211 E. 7th Street, Suite 620, Austin, TX 78701

4.	Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: 10/30/2009

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company
Name of Registered Agent

John H. Pelletier, Asst. VP

Signature of Registered Agent

FILING OFFICE COPY